Exhibit 10.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”), dated March 1, 2021 and effective March 16, 2021 (the “Effective Date”), is entered into by and between Acacia Research Group LLC, a Texas limited liability company (the “Company”), and Jason Soncini (“Executive”), on the following terms and conditions.

BACKGROUND

WHEREAS, the Company and Executive desire to enter into this Agreement, subject to the terms and conditions as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, the Company and Executive, intending to be legally bound, hereby agree as follows:

1.        Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

a.         “ARC” shall mean Acacia Research Corporation, a Delaware corporation.

b.         “Board” shall mean the Board of Directors of ARC.

c.         “Cause” shall mean Executive’s (i) refusal to substantially perform his duties hereunder; (ii) breach any of his material obligations under this Agreement; (iii) willful misconduct or gross negligence in the performance of his duties; (iv) conviction of or plea of guilty or nolo contendre to any felony; or (v) embezzlement or theft of any of the Company’s funds or assets or commission of any act of fraud with respect to any aspect of the Company’s business.

d.         A “Change in Control” means the occurrence of any of the following:

(i)    The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then- outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of clause (i) of the definition, the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B) and (C) of clause (iii) of this definition;

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(ii)    Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)    Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its affiliates, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then- outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv)    Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

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e.         “Good Reason” shall mean (i) a material reduction in Executive’s Base Salary (as defined below) other than a reduction that is part of a reduction applicable to other senior executives of the Company generally and is proportionate to the reductions applicable to such other senior executives of the Company; (ii) a material reduction in Executive’s duties, responsibilities or authorities; or (iii) a relocation of Executive’s principal place of business from within 20 miles of Manhattan, NY; provided that Executive’s termination of employment will not be for Good Reason unless (1) Executive notifies the Company in writing of the existence of the condition that Executive believes constitutes Good Reason within 60 days of the initial existence of such condition (which notice specifically identifies such condition), (2) the Company fails to remedy such condition within 30 days after the date on which it receives such notice (the “Remedial Period”), and (3) so long as the Company acknowledges in writing the existence of Good Reason by the end of the Remedial Period, Executive actually terminates employment within 30 days following the expiration of the Remedial Period and before the Company remedies such condition. If the Company does not acknowledge the existence of Good Reason by the end of the Remedial Period, Executive shall only be required to resign for Good Reason within two years after the end of the Remedial Period.

2.         Position and Responsibilities. Executive shall be employed and serve as General Counsel of the Company. Executive agrees that, at all times during his employment hereunder, Executive shall be subject to and comply with the Company’s personnel rules, policies and procedures, including but not limited to ARC’s and the Company’s Insider Trading Policy (attached hereto as Exhibit A), Sexual Harassment Policy (attached hereto as Exhibit B), Executive Handbook (which has been provided to Executive) and Executive Officer Stock Ownership Guidelines (attached hereto as Exhibit C), in each case, as may be modified from time to time. Executive shall devote his full working time and efforts to the Company’s business to the exclusion of all other employment or active participation in other business interests, unless otherwise consented to in writing by the Company. This shall not preclude Executive from (a) devoting time to personal and family endeavors or investments, (b) serving on community and civic boards, (c) participating in industry or trade associations, or (d) serving on a board of a public or private company that does not directly compete with the Company; provided, that (x)   such activities do not materially interfere with Executive’s duties to the Company or create a conflict of interest, and (y) the Board shall approve Executive’s service on any board of directors.

3.        Employment. Executive’s employment with the Company may be terminated by the Company or Executive upon thirty (30) days’ written notice to the other party, for any reason. This arrangement may not be changed during Executive’s employment, unless agreed to in writing by the Compensation Committee of the Board (the “Compensation Committee”).

4.        Compensation. For all services rendered by Executive pursuant to this Agreement, the Company shall pay Executive, subject to his adherence to all of the terms of this Agreement, and Executive shall accept as full compensation hereunder, the following:

a.         Salary. The Company shall pay Executive an annual salary (the “Base Salary”) of $430,000. The Base Salary shall be subject to all appropriate federal and state withholding taxes and shall be payable bi-weekly, in accordance with the normal payroll procedures of the Company. The Base Salary shall be subject to an annual review by the Compensation Committee. In the event of an adjustment to the Base Salary, the term “Base Salary” shall refer to the adjusted amount.

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b.        Annual Bonus. Executive shall be eligible for annual cash incentive compensation (the “Annual Bonus”) ranging from 25-100% of Base Salary as shall be determined by the Board in accordance with annual performance objectives established by the Board on an annual basis with a target of 50% of Base Salary. The Annual Bonus, if any, shall be paid to Executive in the same manner and at the same time that other senior-level executives of the Company receive their annual bonus awards, as determined by the Board or the Compensation Committee. In order to be eligible for an Annual Bonus, Executive must be in good standing with the Company. The Annual Bonus shall be subject to all appropriate federal and state withholding taxes.

c.         Restricted Stock Units. As of the date hereof, the Executive will be granted 45,000 restricted stock units of the Company (Nasdaq: ACTG) on the terms and conditions (including the vesting terms) set forth in the Restricted Stock Unit Award Agreement, attached hereto as Exhibit D (the “Initial Equity Grant”).

d.        Benefits and Perquisites. The Company shall make benefits available to Executive, including, but not limited to, vacation and holidays, sick leave, health insurance, bonus plans, and the like, to the extent and on the terms made available to other similarly situated senior executives of the Company. This provision does not alter the Company’s right to modify or eliminate any employee benefit and does not guarantee the continuation of any kind or level of benefits. All such benefits shall cease upon the termination of Executive’s employment under this Agreement.

e.         Expenses; Travel. The Company shall reimburse Executive for all reasonable out-of-pocket business and travel expenses incurred in connection with the performance of Executive’s duties or professional activities on behalf of the Company in accordance with the Company’s reimbursement policies.

5.        Termination of Employment. In the event of a termination of the Executive’s employment by the Company without Cause (and other than by reason of the Executive’s disability) or a resignation by Executive for Good Reason, subject to the Executive’s (a) execution and non-revocation of a general release of claims in a form acceptable to the Company within 55 days following the Executive’s date of termination and (b) compliance with the provisions of this Agreement, the Executive shall be entitled to continued payment of the Base Salary for a period of 90 days following the date of termination or resignation as the case may be (such date, the “Termination Date”) in accordance with the normal payroll schedule applicable to other similarly situated senior executives of the Company, plus the Company shall pay or provide to Executive on or before the time required by law (but in no event more than 30 days after the Termination Date) any (i) unpaid expense reimbursements; (ii) vested benefits Executive may have under any employee benefit plan of the Company; (iii) earned but unpaid base salary, and (iv) earned but unpaid annual bonus for the prior fiscal year. In the event the Termination Date occurs within twelve months of the Effective Date, an additional number of restricted stock units underlying the Initial Equity Grant shall become immediately vested such that an aggregate of 20,000 restricted stock units underlying the Initial Equity Grant shall be vested as of the Termination Date.

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6.        Confidentiality.

a.         Confidential Information. The Company and Executive recognize that Executive will acquire certain confidential and proprietary information relating to the Company’s business and the business of the Company’s affiliates. Such confidential and proprietary information is information that derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use, and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy (“Confidential Information”). Confidential Information may include, without limitation, the following: business plans, projections, planning and strategies, marketing plans, materials, pricing, programs and related data, product information, services, budgets, acquisition plans, the names or addresses of any employees, independent contractors or customers, licensing strategy, statistical data, financial information or arrangements, manuals, forms, techniques, know-how, trade secrets, software, any method or procedure of the Company’s business, whether developed by the Company or developed, or contributed to, by Executive during the course of Executive’s employment, or made available to Executive by the Company or any of the Company’s affiliates in the course of Executive’s employment, or any market development, research or expansion projects, business systems and procedures and other confidential business and proprietary information. Confidential Information may be contained in written materials, verbal communications, the unwritten knowledge of employees, or any other tangible medium, such as tape, computer, or other means of electronic storage of information.

b.        Obligation of Confidentiality. Executive acknowledges and agrees that all of the Confidential Information constitutes special, unique and valuable assets of the Company and trade secrets, the disclosure of which would cause irreparable harm and substantial loss to the Company and its affiliates. In view of the foregoing, Executive agrees that at no time will Executive, directly or indirectly, and whether during or after his or her employment with the Company, use, reveal, disclose or make known any Confidential Information without specific written authorization from or written direction by the Company. Executive further agrees that, immediately upon termination or expiration of his or her employment for any reason whatsoever, or at any time upon request by the Company, Executive will return to the Company all Confidential Information. Notwithstanding the foregoing, any restriction on Executive’s use, disclosure, or conveyance of Confidential Information shall not apply to (i) any Confidential Information that enters the public domain through no fault of Executive’s or any person affiliated with Executive; (ii) any Confidential Information that Executive is required to disclose pursuant to applicable law or legal process, an order of a court of competent jurisdiction or a government agency having appropriate authority, solely to the extent necessary to comply with such order; and (iii) any use or disclosure, during the course of Executive’s service with the Company of Confidential Information made necessary by the proper conduct of the business of the Company and consistent with the instructions of the Company. Nothing herein shall prohibit Executive from providing information in connection with: (a) any disclosure of information required by law or legal process; (b) reporting possible violations of federal or state law or regulation to any governmental agency, commission or entity or self-regulatory organization (collectively “Government Agencies”) (c) filing a charge or complaint with Government Agencies; (d) making disclosures that are protected under the whistleblower provisions of federal or state law or regulation (collectively the “Whistleblower Statutes”); or (e) from responding to any inquiry from, or assisting in any inquiry, investigation or proceeding brought by Government Agencies in connection with (a) through (e).

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7.        Intellectual Property. Executive agrees that any and all discoveries, concepts, ideas, inventions, writings, plans, articles, devices, products, designs, treatments, structures, processes, methods, formulae, techniques and drawings, and improvements or modifications related to the foregoing that are in any way related to the Company’s patent portfolios or any other intellectual property owned by the Company or its affiliates, whether patentable, copyrightable or not, which are made, developed, created, contributed to, reduced to practice, or conceived by Executive, whether solely or jointly with others, in connection with Executive’s employment with the Company (collectively, the “Intellectual Property”) shall be and remain the exclusive property of the Company, and, to the extent applicable, a “work made for hire,” and the Company shall own all rights, title and interests thereto, including, without limitation, all rights under copyright, patent, trademark, statutory, common law and/or otherwise. By Executive’s execution of this Agreement, Executive hereby irrevocably and unconditionally assigns to the Company all right, title and interest in any such Intellectual Property. Executive further agrees to take all such steps and all further action as the Company may reasonably request to effectuate the foregoing, including, without limitation, the execution and delivery of such documents and applications as the Company may reasonably request to secure the rights to Intellectual Property worldwide by patent, copyright or otherwise to the Company or its successors and assigns. Executive further agrees promptly and fully to disclose any Intellectual Property to the officers of the Company and to deliver to such officers all papers, drawings, models, data and other material (collectively, the “Material”) relating to any Intellectual Property made, reduced to practice, developed, created or contributed to by Executive and, upon termination, or expiration of his or her employment with the Company, to turn over to the Company all such Material. Any intellectual property which was developed by Executive prior to Executive’s first date of employment with the Company, or which is developed by Executive during or after the termination of this Agreement and is not in any way related to any of the Company’s or any of its affiliates’ intellectual property, shall be owned by Executive.

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8.        Covenants.

a.         Exclusive Service; Non-Solicitation. During the term of Executive’s employment, Executive agrees not to perform services for any other entity, group or individual if such service would be in conflict with or interfere in any way with the Company’s business interests (as reasonably determined by the Company). During the term of Executive’s employment and for a period of 12 months after termination of Executive’s employment for any reason, Executive shall not (a) solicit for employment and then employ any employee of the Company or any of its affiliates or any person who is an independent contractor involved with the Company or any of its affiliates (or any person who was during the prior six months an employee or independent contractor of the Company or any of its affiliates), (b) pursue or otherwise solicit any Customer or Investment Opportunity of the Company or any of its affiliates, or (c) induce, attempt to induce or knowingly encourage any Customer or Investment Opportunity of the Company or any of its affiliates to divert any business or income from the Company or any of its affiliates or to stop or alter the manner in which they are then doing business with the Company or any of its affiliates. In addition, in the event of the termination of Executive’s employment for any reason, Executive, for a period of 18 months following Executive’s termination of employment for any reason, will not serve as a director, officer, employee or consultant to any public company engaged in the business of acting as a patent assertion entity (“PAE”); provided that (i) Executive may be employed by or provide services to an affiliated group that has a business unit that acts as a PAE, which business unit comprises no more than fifteen percent (15%) of such affiliated group’s overall business as measured by revenue, provided that Executive does not provide any direct services to the business unit (for the avoidance of doubt, it shall not be a violation of this Agreement for Executive to render services to a different business unit or to serve the parent of such business unit), and comply with Executive’s obligations with respect to the Company’s Confidential Information and (ii) Executive may become employed by or provide services to any private equity fund, hedge fund, or other similar investment vehicle that invests in or holds a position in a public entity that acts as a PAE, provided that Executive’s services to such investment vehicle or its managers or advisors do not involve investment or management decisions with respect to any of such investment vehicle’s public portfolio companies engaged as PAEs and Executive does not use any of the Company’s Confidential Information. The term “Customer” shall mean any individual or business firm that was or is a customer or client of, or one that was or is a party in an investor agreement with, or whose business was actively solicited by, the Company or any of its affiliates at any time, regardless of whether such customer was generated, in whole or in part, by Executive’s efforts. The term “Investment Opportunity” means any opportunity in which the Company or any of its affiliates or subsidiaries at any time sought to invest, regardless of whether such opportunity was generated, in whole or in part, by Executive’s efforts.

b.         Return of the Company’s Property. Upon the termination of Executive’s employment in any manner, Executive shall immediately surrender to the Company all lists, books and records of, or in connection with, the Company’s business, and all other property belonging to the Company.

c.         Cooperation. During the term of this Agreement and thereafter, Executive agrees to cooperate with the Company and its affiliates, agents, accountants and attorneys concerning any matter with which Executive was involved during Executive’s employment. Such cooperation shall include, but not be limited to, providing information to, meeting with and reviewing documents provided by the Company and its affiliates, agents, accountants and attorneys during normal business hours or other mutually agreeable hours upon reasonable notice and being available for depositions and hearings, if necessary and upon reasonable notice. If Executive’s cooperation is required after the termination of Executive’s employment, the Company shall reimburse Executive for any reasonable out of pocket expenses incurred in performing Executive’s obligations hereunder.

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d.         Non-Disparagement. During the term of this Agreement and thereafter, Executive shall not make any statements (whether written, electronic or oral) that disparage, denigrate, malign or criticize the Company or any of its affiliates, businesses, products, directors, officers or employees. Notwithstanding the foregoing, in no event shall the provisions of this Section 7(d) prohibit Executive from making truthful statements to the extent required by law or legal process.

9.        General Provisions.

a.         Successors and Assigns. The rights of the Company under this Agreement may, without the consent of Executive, be assigned by the Company, in its sole and unfettered discretion, to any person, firm, corporation or other business entity that at any time, whether by purchase, merger or otherwise, directly or indirectly, acquires all or substantially all of the assets or business of the Company. The Company will require any successor (whether direct or indirect, by purchase, merger or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and to agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place; provided, however, that no such assumption shall relieve the Company of its obligations hereunder. As used in this Agreement, the “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid that assumes and agrees to perform this Agreement by operation of law or otherwise. Executive shall not be entitled to assign any of Executive’s rights or obligations under this Agreement. This Agreement shall inure to the benefit of and be enforceable by Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amount is at such time payable to Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive’s devisee, legatee, or other designee or, if there be no such designee, to Executive’s estate.

b.         Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for injunctive relief without the need for an undertaking in order to enforce or prevent any violations of the provisions of this Agreement.

c.         Severability and Reformation. The parties intend all provisions of this Agreement to be enforced to the fullest extent permitted by law. If, however, any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof and the remaining provisions shall remain in full force and effect. Moreover, any provision so affected shall be limited only to the extent necessary to bring the Agreement within the applicable requirements of law.

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d.         Governing Law and Venue. This Agreement is to be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. Any suit brought and any and all legal proceedings to enforce this Agreement whether in contract, tort, equity or otherwise, shall be brought in the state or federal courts sitting in Manhattan, New York, the parties hereto hereby waiving any claim or defense that such forum is not convenient.

e.         Arbitration of Disputes.

(i)    Agreement to Arbitrate. The parties hereby agree that any and all disputes, claims or controversies arising out of or relating to this Agreement, the employment relationship between the parties, or the termination of the employment relationship, that are not resolved by their mutual agreement shall be resolved by final and binding arbitration by a neutral arbitrator. This agreement to arbitrate includes any claims that the Company may have against Executive, or that Executive may have against the Company and any of its affiliates or its or their officers, directors, employees, agents and representatives.

(ii)    Covered Claims. The claims covered by this agreement to arbitrate include, but are not limited to, claims for: wrongful termination; breach of any contract or covenant, express or implied; breach of any duty owed to Executive by the Company or to the Company by Executive; personal, physical or emotional injury; fraud, misrepresentation, defamation, and any other tort claims; wages or other compensation due; penalties; benefits; reimbursement of expenses; discrimination or harassment, including but not limited to discrimination or harassment based on race, sex, color, pregnancy, religion, national origin, ancestry, age, marital status, physical disability, mental disability, medical condition, or sexual orientation; retaliation; violation of any local, state, or federal constitution, statute, ordinance or regulation (as originally enacted and as amended), including but not limited to Title VII of the Civil Rights Act of 1964, Age Discrimination in Employment Act of 1967, Americans With Disabilities Act, Fair Labor Standards Act, Executive Retirement Income Security Act, Immigration Reform and Control Act, Consolidated Omnibus Budget Reconciliation Act, Family and Medical Leave Act, California Fair Employment and Housing Act, California Family Rights Act, California Labor Code, California Civil Code, and the California Wage Orders or similar laws of other states. This Agreement shall not apply to any dispute if an agreement to arbitrate such dispute is prohibited by law.

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(iii)    Arbitration Process. The Parties further agree that any arbitration shall be conducted before one neutral arbitrator selected by the parties and shall be conducted under the Employment Arbitration Rules of the JAMS (“JAMS Rules”) then in effect. Executive may obtain a copy of the JAMS Rules by accessing the JAMS website at https://www.jamsadr.com, or by requesting a copy from the President of the Board. By signing this Agreement, Executive acknowledges that he or she has had an opportunity to review the JAMS Rules before signing this Agreement. The arbitration shall take place in Manhattan, New York. The arbitrator shall have the authority to order such discovery by way of deposition, interrogatory, document production, or otherwise, as the arbitrator considers necessary to a full and fair exploration of the issues in dispute, consistent with the expedited nature of arbitration. The arbitrator is authorized to award any remedy or relief available under applicable law that the arbitrator deems just and equitable, including any remedy or relief that would have been available to the parties had the matter been heard in a court. Nothing in this Agreement shall prohibit or limit the parties from seeking provisional remedies under California Code of Civil Procedure section 1281.8 or similar state and local laws, including, but not limited to, injunctive relief from a court of competent jurisdiction. The arbitrator shall have the authority to provide for the award of attorney’s fees and costs if such award is separately authorized by applicable law. Executive shall not be required to pay any cost or expense of the arbitration that she would not be required to pay if the matter had been heard in a court. The decision of the arbitrator shall be in writing and shall provide the reasons for the award unless the parties agree otherwise. The arbitrator shall not have the power to commit errors of law or legal reasoning and the award may be vacated or corrected on appeal to a court of competent jurisdiction for any such error.

(iv)    Federal Arbitration Act. This agreement to arbitrate shall be enforceable under and subject to the Federal Arbitration Act, 9 U.S.C. Sections 1, et. seq.

f.         Entire Agreement, Amendment and Waiver. This Agreement contains the entire understanding and agreement between the parties, and supersedes any other agreement between the Company and Executive, whether oral or in writing, with respect to the subject matter hereof. This Agreement may not be altered or amended, nor may any of its provisions be waived, except by a writing signed by both parties hereto or, in the case of an asserted waiver, by the party against whom the waiver is sought to be enforced. Waiver of any provision of this Agreement, or any breach thereof, shall not be deemed to be a waiver of any other provision or any subsequent alleged breach of this Agreement.

g.         Clawback, Stock Ownership and Holding Period Requirements. Notwithstanding any other provision in this Agreement to the contrary, Executive shall be subject to the written policies of the Company’s Board of Directors applicable to Company executives, relating to recoupment or “clawback” of incentive compensation.

h.         Survival and Counterparts. The provisions of Section 1 (Definitions), Section 5 (Termination of Employment), Section 6 (Confidentiality), Section 7 (Intellectual Property), Section 8 (Covenants), and Section 9 (General Provisions) of this Agreement shall survive the termination of this Agreement. This Agreement may be executed in counterparts, with the same effect as if both parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall supersede any prior or other agreement governing the subject matter hereof.

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i.          Section 409A. To the extent (A) any payments to which the Executive becomes entitled under this Agreement, or any agreement or plan referenced herein, in connection with the Executive’s termination of employment with the Company and its affiliates, constitute deferred compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) and (B) the Executive is deemed at the time of such termination of employment to be a “specified” employee under Section 409A, then such payment or payments shall not be made or commence until the earlier of (1) the expiration of the 6-month period measured from the date of the Executive’s “separation from service” (as such term is at the time defined in regulations under Section 409A) with the Company and its affiliates and (2) the date of the Executive’s death following such separation from service. Upon the expiration of the applicable deferral period, any payments which would have otherwise been made during that period (whether in a single sum or in installments) in the absence of this paragraph shall be paid to the Executive or his beneficiary in one lump sum (without interest). To the extent that any provision of this Agreement is ambiguous as to its exemption or compliance with Section 409A, the provision will be read in such a manner so that (i) all payments hereunder are exempt from Section 409A to the maximum permissible extent and, (ii) for any payments where such construction is not tenable, so that those payments comply with Section 409A to the maximum permissible extent. Payments pursuant to this Agreement (or referenced in this Agreement), and each installment thereof, are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the regulations under Section 409A. All references to termination of employment or similar terms shall be deemed to mean separation from service within the meaning of Section 409A to the extent necessary to comply with Section 409A. Notwithstanding anything to the contrary herein, except to the extent any expense, reimbursement or in-kind benefit provided pursuant to this Agreement does not constitute a “deferral of compensation” within the meaning of Section 409A: (x) the amount of expenses eligible for reimbursement or in-kind benefits provided to the Executive during any calendar year will not affect the amount of expenses eligible for reimbursement or in-kind benefits provided to the Executive in any other calendar year, (y) the Company or its affiliates will reimburse the Executive for expenses for which the Executive is entitled to be reimbursed on or before the last day of the calendar year following the calendar year in which the applicable expense is incurred or, if earlier, within 30 days after the Executive has substantiated the expense, and (z) the right to payment or reimbursement or in-kind benefits hereunder may not be liquidated or exchanged for any other benefit.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Company:

ACACIA RESEARCH CORPORATION, Sole
member of Acacia Research Group LLC

By:	/s/ Clifford Press
Name: Clifford Press Title: Chief Executive Officer

Executive:

/s/ Jason Soncini
Jason Soncini

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EXHIBIT A

INSIDER TRADING POLICY

See attached.

INSIDER TRADING POLICY

Statement of Policies and Procedures

Governing Material Nonpublic Information and

The Prevention of Insider Trading

Updated: July 28, 2020

I.       Purpose of this Policy

The purchase or sale of securities while possessing material nonpublic (“inside”) information or the disclosure of inside information (“tipping”) to others who may trade in such securities is sometimes referred to as “insider trading” and is prohibited by federal and state securities laws. As an essential part of your work, you may have or obtain access to material nonpublic information about Acacia Research Corporation and/or its subsidiaries (including information about other companies with which Acacia does, or may do, business). When we refer in this Policy to “Acacia” or the “Company,” we are referring to Acacia Research Corporation and all its subsidiaries and divisions worldwide.

This Insider Trading Policy (the “Policy”) was adopted by Acacia Research Corporation’s Board of Directors on February 1, 2019 to prevent illegal insider trading and to avoid even the appearance of improper conduct on the part of any Company director, officer, employee or contractor. This Policy is designed to protect and further the reputation of Acacia for integrity and ethical conduct. Remember, however, the ultimate responsibility for complying with the securities laws, adhering to this Policy and avoiding improper transactions rests with you. It is imperative that you use your best judgment.

II.     Penalties for Insider Trading

The penalties for violating the insider trading laws include imprisonment, disgorgement of profits gained or losses avoided, civil fines of up to three times the profit gained or loss avoided, and criminal fines of up to $5.0 million for individuals and $25.0 million for entities. Individuals and entities considered to be “control persons”1 who knew or recklessly disregarded the fact that a “controlled person” was likely to engage in insider trading may be civilly liable for the greater of (i) $1 million or (ii) three times the amount of the profit gained or loss avoided. Under some circumstances, individuals who trade on inside information may also be subjected to private civil lawsuits. Moreover, as the material nonpublic information of Acacia is the property of the Company, trading on or tipping Acacia’s confidential information could result in serious employment sanctions, including dismissal.

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1 A “control person” is an entity or person who directly or indirectly controls another person, and could include the Company, its directors and officers.

Exhibit A- 1

You should be aware that stock market surveillance techniques are becoming more sophisticated all the time, and the chance that federal authorities will detect and prosecute even a small insider trading violation is a significant one.

Employees who violate this Policy may be subject to disciplinary action by the Company, including dismissal for cause. Any exceptions to the Policy, if permitted, may only be granted by the Compliance Officer and must be provided before any activity contrary to the above requirements takes place.

III.     Scope and Applicability

A.         Covered Persons. This Policy applies to Acacia’s Board of Directors and to all officers, employees, consultants, contractors and agents within all of Acacia’s operations worldwide. All persons covered by this Policy are referred to as “Covered Persons.” This Policy also applies to family members and domestic partners who share a Covered Person’s household, and any other individual whom the Compliance Officer may designate as a Covered Person because he or she has access to material nonpublic information concerning the Company.

B.         Covered Securities and Transactions. This Policy applies to all transactions in the Company’s equity securities, including common stock and any other type of securities that the Company may issue, such as preferred stock, notes, bonds, convertible debentures and warrants, and exchange- traded options (including puts and calls) and other derivative securities. This Policy applies to sales, purchases, gifts, exchanges, pledges, options, hedges, puts, calls and short sales.

This Policy applies to all investment decisions you make regarding Company securities. For example, if you have the power to direct the purchase or sale of Company securities by virtue of your position as a director or officer of a corporation or non-profit organization, or as a trustee of a trust or executor of an estate, then all transactions in Company securities on behalf of the corporation, organization, trust or estate are covered by this Policy.

This Policy also applies to trading in securities of another company if you learn material nonpublic information about that company in the course of your employment or association with Acacia.

C.          Delivery of the Policy; Certifications. This policy will be delivered to all Covered Persons upon its adoption by the Company, and to all new directors, employees and where appropriate, contractors, at the commencement of their employment or service with the Company. Thereafter, the Policy shall be distributed annually. All Covered Persons must certify their understanding of, and intent to comply with, this Policy and send the original to the Company’s Legal Department. A copy of the certification that all Covered Persons must sign is attached hereto as Exhibit A.

IV.     Definitions

A.          Insider Trading. In general, “insider trading” occurs when a person purchases or sells a security while in possession of inside information in breach of a duty of trust or confidence owed directly or indirectly to the issuer of the security, the issuer’s stockholders or the source of the information. “Inside information” is information which is considered both “material” and “nonpublic.” Insider trading is a crime, and it is strictly prohibited by this Policy.

Exhibit A- 2

B.          Materiality. A fact is considered “material” if there is a substantial likelihood that a reasonable investor would consider it important in making a decision to buy, hold or sell securities or if disclosure of the information would be expected to significantly alter the total mix of the information in the marketplace about the issuer of the security. Material information can be either good or bad and is not limited to financial information. While it is impossible to list all types of information that might be deemed “material” under particular circumstances, information dealing with the following subjects affecting the Company is generally considered to be material:

•	projections of future earnings, losses or financial liquidity problems;

•	anticipated or actual financial results of the Company for the quarter and/or year;

•	news of a pending or proposed joint venture, merger, acquisition, tender offer, divestiture, recapitalization, strategic alliance, licensing arrangement or purchase or sales of substantial assets;

•	news of a significant sale or disposition or write-downs of assets;

•	new major contracts, strategic partners, suppliers, customers or loss thereof;

•	change in debt ratings;

•	changes in dividend policies or amounts, or the declaration of a stock split;

•	offerings of additional securities or financing developments;

•	changes in senior management;

•	major changes in accounting methods or policies;

•	cybersecurity risks and incidents, including vulnerabilities and breaches;

•	major personnel changes, labor disputes or negotiations; and

•	significant litigation or government investigations or the resolution thereof.

C.          Nonpublic Information. Information is “nonpublic” if it has not been widely disclosed to the general public through major newswire services, national news services and financial news services, or through filings with the Securities & Exchange Commission (“SEC”). For purposes of this Policy, information will be considered public, i.e., no longer “nonpublic,” after the close of trading on the second full trading day following the Company’s widespread release of the information.

Nonpublic information may include:

•	information available to a select group of analysts or brokers or institutional investors;

•	undisclosed facts that are the subject of rumors, even if the rumors are widely circulated; and

•	information that has been entrusted to the Company on a confidential basis until a public announcement of the information has been made and enough time has elapsed for the market to respond to a public announcement of the information (normally two trading days).

Exhibit A- 3

D.          Tipping. “Tipping” is the disclosure of material nonpublic information concerning the Company or its securities to an outside person. Providing insider information to anyone who thereafter trades on the basis of that information may subject both you (the “tipper”) and the other person (the “tippee”) to insider trading liability.

V.      Prohibited Activities

A.          Prohibitions. Except for limited exceptions described below, the following activities are prohibited under this Policy:

1.	No Covered Person may purchase or sell, or offer to purchase or sell, or transfer or effectuate any other transaction in Company securities (including any transaction that transfers (or attempts or purports to transfer) the economic consequences of ownership of the Company’s securities) while in possession of material nonpublic information concerning the Company or its securities. This prohibition includes sales of shares received upon exercise of stock options or upon vesting of Restricted Stock Units and Awards, and shares held in the Company’s 401(k) plan.

2.	No Covered Person may “tip” or disclose material nonpublic information concerning the Company or its securities to any outside person (including family members, affiliates, analysts, investors, members of the investment community and news media). Should a Covered Person inadvertently disclose such information to an outsider, the Covered Person must promptly inform the Compliance Officer regarding this disclosure. In that event, the Company will either (i) take steps necessary to preserve the confidentiality of the information, including requiring the outsider to agree in writing to comply with the terms of this Policy and/or sign a confidentiality agreement, or (ii) take steps necessary to disclose the information publicly in accordance with the requirements of Regulation FD .

3.	No Covered Person may purchase Company securities on margin, hold Company securities in a margin account, or otherwise pledge Company securities as collateral for a loan because, in the event of a margin call or default on the loan, the broker or lender could sell the shares at a time when the Covered Person is in possession of material nonpublic information, resulting in liability for insider trading. In addition, pledging of securities by Covered Persons, including margin arrangements, can be perceived to undermine the alignment of their interests and incentives with the long-term interests of other stockholders.

4.	Short-term and speculative trading in Company securities, as well as hedging and other derivative transactions involving Company securities, can create the appearance of impropriety and may become the subject of an SEC or FINRA investigation, particularly if the trading occurs before a major Company announcement or is followed by unusual activity or price changes in the Company’s stock. These types of transactions can also result in inadvertent violations of insider trading laws and/or liability for short-swing profits under Section 16(b) of the Securities Exchange Act of 1934.2 Therefore, it is the Company’s policy to prohibit the following activities, even if you are not in possession of material nonpublic information:

Exhibit A- 4

(a)	No Covered Person may trade in any interest or position relating to the future price of Company securities, such as put or call options or other derivatives, or short sale of Company securities.

(b)	No Covered Person may hedge Company securities. A “hedge” is a transaction designed to offset or reduce the risk of a decline in the market value of an equity security, and can include, but is not limited to, prepaid variable forward contracts, equity swaps, collars, and exchange funds.

(c)	Covered Persons may not trade in securities of the Company on an active basis, including short term speculation.[2]

5.	No Covered Person may trade in securities of another company if the Covered Person is in possession of material nonpublic information about that other company which the Covered Person learned in the course of their work for Acacia.

The foregoing list of prohibited activities is not intended to be exhaustive and the Compliance Officer has the discretion to impose additional limitations and restrictions on trading and other transactions in Company securities as he or she deems appropriate in order to effect the intentions and purposes of this Policy.

B.          Exceptions to Prohibited Activities. Prohibitions in trading securities under this Policy do not include:

1.	The investment of 401(k) plan contributions in a Company stock fund in accordance with the terms of the Company's 401(k) plan. However, any changes in your investment election regarding the Company’s stock are subject to trading restrictions under this Policy.

2.	The purchase of Company stock through periodic, automatic payroll contributions to the Company's Employee Stock Purchase Plan (“ESPP”), if and when such ESPP is adopted. However, electing to enroll in the ESPP, making any changes in your elections under the ESPP and selling any Company stock acquired under the ESPP are subject to trading restrictions under this Policy.

3.	The exercise of vested employee stock options, either on a “cash for stock” or “stock for stock” basis, where no Company stock is sold to fund the option exercise[3].

_______________________

2 Under Section 16(b) of the Securities Exchange Act of 1934, directors and executive officers of the Company are subject to liability for any “short-swing” profits realized from a purchase and sale, or sale and purchase of equity securities of the Company within any period of less than six months.

3 While vested employee stock options may be exercised at any time under this Policy, the sale or transfer of any stock acquired through such exercise is subject to this Policy.

Exhibit A- 5

4.	The receipt of Company stock upon vesting of Restricted Stock or settlement of Restricted Stock Units and Awards, as well as the withholding of Company stock by the Company in payment of tax obligations. However, note that the sale or transfer of any common stock acquired upon such vesting is subject to this Policy.

5.	Company securities purchased or sold under a Company authorized Rule 10b5-1 Trading Plan that has been approved in advance by the Compliance Officer (see Section X below).

6.	Transfers of Company stock by a Covered Person into a trust for which the Covered Person is a trustee, or from the trust back into the name of the Covered Person.

VI.    Company Compliance Officer

Any Covered Person who has questions regarding the scope of this Policy, or the interpretation of any provisions of this Policy, should consult with the Compliance Officer for guidance. For example, any Covered Person should consult with the Compliance Officer if he or she is unsure whether the information he or she possesses constitutes material nonpublic information, whether a specific transaction in Company securities is covered by this Policy, or whether an exception to this Policy applies to a specific transaction in Company securities.

The Company has initially designated the Director of Compliance & Corporate Secretary as the Compliance Officer for purposes of this Policy. The Board, upon recommendation of the Audit Committee, may designate a different person to perform the compliance duties under this Policy by adopting changes to this Policy, which changes will be effective as of the date of such Board approval (unless another date is approved by the Board).

The Compliance Officer is granted the authority to perform all compliance duties under this Policy. The Compliance Officer may designate one or more individuals to perform the Compliance Officer’s duties. The determinations of the Compliance Officer under this Policy are final and binding on all interested parties.

The duties of the Compliance Officer include, but are not limited to, the following:

1.	assisting with implementation and enforcement of this Policy;

2.	circulating this Policy to all employees and ensuring that this Policy is amended as necessary to remain up-to-date with insider trading laws;

3.	pre-clearing all trading in securities of the Company by Covered Persons in accordance with the procedures set forth in Section VIII below; and

4.	providing approval of any Rule 10b5-1 plans under Section X below and any prohibited transactions under Section V above.

5.	providing a reporting system with an effective whistleblower protection mechanism.

Exhibit A- 6

VII.   Confidentiality of Information Relating to the Company

A.          Access to Information. Risk of insider trading violations by individuals employed by or associated with the Company can be substantially limited by restricting the pool of individuals with access to material nonpublic information to the greatest extent possible. Access to material nonpublic information about the Company, including Acacia’s business, earnings and prospects, should be limited to officers, directors and employees of the Company on a need-to-know basis. In addition, such information should not be communicated to anyone outside of the Company (e.g., consultants, independent contractors, etc.), unless such person has signed an appropriate confidentiality agreement. When communication of material nonpublic information about the Company to employees becomes necessary, all directors, officers and employees must take care to emphasize the need for confidential treatment of such information and adherence to the Company’s policies with regard to confidential information.

B.          Disclosure of Information. Material nonpublic Company information is the property of Acacia and the confidentiality of this information must be strictly maintained within the Company. Only the Chief Executive Officer and the Chief Financial Officer are authorized to disclose material nonpublic information about the Company to the public, members of the investment community (including analysts), stockholders or business partners, unless one of these officers has expressly authorized disclosure by another employee in advance of such disclosure being made. All inquiries regarding the Company should be directed to the Chief Executive Officer or to the Chief Financial Officer and no other comment should be provided.

VIII.    Pre-Clearance Required for Trading by Covered Persons

All Covered Persons must pre-clear planned transactions in Company securities as provided below:

1.	The Covered Person proposing to effectuate a trade or other transaction in Company securities must notify the Compliance Officer in writing of the amount and nature of the proposed transaction no earlier than two business days prior to the proposed transaction date. This pre-clearance requirement expressly applies to any and all transactions in Company securities, including, without limitation, requests to purchase Company securities on margin, hold Company securities in a margin account, or pledge Company securities as collateral for a loan.

2.	The Covered Person proposing to effectuate such trade or other transaction must certify to the Compliance Officer in writing that he or she is not in possession of material nonpublic information concerning the Company or its securities.

3.	The Compliance Officer must approve the proposed trade or other transaction in writing.

4.	Note: If the transaction order is not placed within two (2) business days after receiving clearance, clearance for the transaction must be re-requested since circumstances may have changed over that time period.

5.	The Compliance Officer’s decision on clearance, whether approved or denied, shall be kept confidential.

Exhibit A- 7

Pre-clearance requests should be submitted by completing one of the forms attached hereto as Exhibit B and Exhibit C and by following all associated instructions.

IX.    Blackout Periods Applicable to Covered Persons

A.          No Trading During Blackout Periods. No Covered Person may trade or effectuate any other transactions in Company securities during regular blackout periods or during any special blackout periods designated by the Compliance Officer (except for the limited exceptions described in Section V.B above). Remember that even during an open trading window, you may not trade in Company securities if you are in possession of material nonpublic information concerning the Company or its securities.

B.          Regular Blackout Periods Defined. Subject to obtaining trading pre-approval from the Compliance Officer in accordance with the procedures set forth in Section VIII above, Covered Persons may not trade in Company securities during the period that ends ten business days prior to the end of the fiscal quarter and continues until the close of trading on the first full business day after the Company’s public release of quarterly or annual financial results. To provide clarity, the Compliance Officer will notify Covered Persons, in advance of each quarter end, of the date on which the blackout period begins and ends. Trades made pursuant to an approved 10b5-1 Trading Plan (see Section X below) are exempted from this restriction.

C.          Special Blackout Periods.  From time to time, the Compliance Officer may determine that trading in Company securities is inappropriate during an otherwise open trading window (i.e., when a regular blackout period is not in effect) due to the existence of material nonpublic information. Accordingly, the Compliance Officer may prohibit trading at any time by announcing a special blackout period. The Compliance Officer will provide notice of any modification of the trading blackout policy or any additional prohibition on trading during the period when trading is otherwise permitted under this Policy. Any person to which a special blackout period applies shall be considered a “Covered Person” under this Policy (for purposes of the special blackout period). The Compliance Officer’s determination that a special blackout period shall be imposed, and that a particular person shall be considered a Covered Person for purposes of the special blackout period, shall be final and binding on the Covered Person. The existence of a special blackout period should be considered confidential information and Covered Persons are prohibited from communicating the existence of a special blackout period to anyone who is not a Covered Person.

D.          Blackout Periods Required by the Sarbanes-Oxley Act of 2002. In order to comply with certain provisions of the Sarbanes-Oxley Act of 2002, no director or executive officer of the Company may, directly or indirectly, purchase, sell or otherwise acquire or transfer any equity security of the Company during any period of time that participants in the Company’s 401(k) plan are prohibited from trading interests in the Company’s equity securities under such plan. The “blackout period” is defined for purposes of this rule as any period of more than three consecutive business days during which the ability of 50 percent or more of the participants or beneficiaries located in the United States under all individual account plans of the Company to purchase or sell any equity securities of the Company under any such plan is suspended by action of the Company or a fiduciary of the plan. The Sarbanes-Oxley Act requires the Company to timely notify affected directors and executive officers and the SEC of any such blackout period. If you are a director or executive officer of the Company, the Compliance Officer will disapprove any requested transaction involving equity securities of the Company that would occur during a blackout period for participants in the Company’s 401(k) plan.

Exhibit A- 8

E.           Hardship Trading Exceptions. The Compliance Officer may, on a case-by-case basis, authorize trading in Company securities during a trading blackout period due to financial or other hardship. Any person wanting to rely on this exception must first notify the Compliance Officer in writing of the circumstance of the hardship and the amount and nature of the proposed trade. Such person will also be required to certify to the Compliance Officer in writing no earlier than two business days prior to the proposed trade that he or she is not in possession of material nonpublic information concerning the Company or its securities. Upon authorization from the Compliance Officer, the person may trade, although such person will be responsible for ensuring that any such trade complies in all other respects with this Policy.

X.     10b5-1 Trading Plans

The Compliance Officer must pre-clear any Rule 10b5-1 trading plan4. A Rule 10b5-1 trading plan is a contract to purchase or sell securities according to a written instruction or plan established prior to making any transactions. The Rule 10b5-1 trading plan must be adopted in good faith and without knowledge of material nonpublic information. Covered Persons who wish to enter into a Rule 10b5-1 trading plan must obtain the prior written approval of the Compliance Officer. If the Compliance Officer wishes to enter into a Rule 10b5-1 trading plan, he or she must obtain the prior written approval of the Audit Committee of the Board of Directors. Prior written approval is likewise required before a Covered Person may modify, in any way, an approved Rule 10b5-1 trading plan. Transactions effected under an approved Rule 10b5-1 trading plan will not require further pre-clearance at the time of the trade and will not be subject to the trading blackout periods under this Policy.

In order to receive pre-clearance, a trading plan must meet the following parameters:

(1)	No trading plan may be adopted, terminated, amended, revised or otherwise modified except during a Window Period when that individual is not then in possession of any material nonpublic information.

(2)	No plan participant may engage in extra-plan, corresponding hedging positions with respect to Company stock.

(3)	The effective date of the trading plan must be not less than thirty (30) days following adoption of the trading plan.

(4)	The trading plan may not be modified more than once every six (6) months following the plan’s adoption or any modification of the plan and such modifications shall not take effect until at least ninety (90) days after adoption of such modification.

(5)	A trading plan may be terminated upon prior written notice. If a trading plan is terminated prior to its stated term and a new plan adopted in its place, the new trading plan shall not take effect until ninety (90) days following its adoption. Notwithstanding the foregoing, a new trading plan adopted for the sole purpose of selling stock to satisfy the tax obligations upon vesting of a restricted stock grant may take effect in less than ninety (90) days following its adoption.

Purchases and sales made pursuant to a Rule 10b5-1 trading plan must still comply with all other applicable reporting requirements under federal and state securities laws, including Form 4 filings pursuant to Section 16 of the Securities Exchange Act of 1934.

_______________________

4 A trading plan adopted pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, if properly structured, provides an affirmative defense to a claim that the insider traded on the basis of material nonpublic information.

Exhibit A- 9

XI.    Instructions for Pre-clearance for the Purchase or Sale of Acacia Stock or Exercising of Acacia Stock Options

Pre-clearance for Covered Persons is mandatory. Please request pre-clearance for a transaction by giving a copy of the Advanced Notice for Personal Trading Form for common stock trades, attached hereto as Exhibit B, and the Pre-Clearance to Exercise Options Form for stock option exercises, attached hereto as Exhibit C, to the Compliance Officer.

Exhibit A- 10

EXHIBIT A

CERTIFICATION

I hereby certify that:

•	I have read and understand the Company’s Insider Trading Policy Statement of Polices and Procedures Governing Material Nonpublic Information and the Prevention of Insider Trading. I understand that the Company’s Compliance Officer is available to answer any questions I have regarding this Insider Trading Policy.

•	Since the effective date of the Insider Trading Policy, or such shorter period of time that I have been a director, officer, employee or contractor of the Company, I have complied with the Insider Trading Policy.

•	I will continue to comply with the Company’s Insider Trading Policy for as long as I am a director, officer, employee or contractor of the Company.

•	I understand that failure to comply with the Insider Trading Policy could subject me to disciplinary action or termination of the business or employment relationship with Acacia.

Signature	Date

Printed Name (Please print legibly)

Exhibit A

Exhibit A- 11

EXHIBIT B

ADVANCE NOTICE FOR PERSONAL TRADING FORM

TO:	Acacia Research Corporation

FROM:	_____________________________

DATE:	_________________

RE:	Advance Notice for Personal Trading

I, the undersigned, hereby give advance notice to Acacia Research Corporation that I intend to ☐ purchase ☐ sell up to ________ shares of Acacia Research Corporation common stock.

☐	These shares are held in my 401(k) plan.

☐	of these shares were obtained from options that I exercised on ___________, 20__:

o   At $________ per share (the exercise price)

o   Granted on __________, 20__

I hereby certify as of the date above that:

•	I have previously received and am familiar with the Company’s insider trading policy;
•	I have complied with all procedures established by the Company’s insider trading policy in connection with the transaction described above; and
•	to my knowledge, I am not in possession of any material nonpublic information about the Company and/or its affiliated companies.

I acknowledge that I have two (2) business days from the date of approval, or until the window closes, whichever is shorter, in which to complete the trade I have requested.

Signature:

MANAGEMENT APPROVAL:

Date: _____________________________

Exhibit B- 1

EXHIBIT C

PRE-CLEARANCE TO EXERCISE OPTIONS

I, _______________, hereby notify Acacia Research Corporation (the “Corporation”) that I elect to purchase ________ shares (the “Exercised Shares”) of the Corporation’s Common Stock (“Common Stock”) at the option exercise price of _____ per share (the “Exercise Price”) pursuant to that certain option granted to me under the Acacia Research Corporation 20 Stock Incentive Plan on ___________, 20__ (the “Option”).

Type of Option

_________ Incentive Option (ISO)	__________ Non-Statutory Option (Non-Qual)

Type of Transaction

_______	Cash Exercise (Purchase of the option shares with the intent to hold the shares for sale at a future date). NOTE: If you choose to do a cash exercise, you may not sell the acquired share without subsequent approval during a period when the trading window is open. Please refer to the Acacia Insider Trading Policy.
_______	Cashless Exercise (Same-day purchase of the option shares and immediate sale of all the shares on the open market.)
_______	Sell-to-Cover Exercise (Purchase of the option shares and immediate sale of less than all the shares). NOTE: If you choose to do a Sell-to-Cover exercise, you may not sell the remaining shares without subsequent approval during a period when the trading window is open. Please refer to the Acacia Insider Trading policy.

Concurrently with the delivery of this Notice of Exercise to the Corporation, I shall pay, or cause to be paid to the Corporation the Exercise Price for the Exercised Shares in accordance with the provisions of my agreement with the Corporation (or other documents) evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise.

I hereby certify as of the date above that:

•	I have previously received and am familiar with the Corporation’s Insider Trading Policy;
•	I have complied with all procedures established by the Corporation’s Insider Trading Policy in connection with the transaction described above; and
•	To my knowledge, I am not in possession of any material nonpublic information about the Corporation and/or its affiliated companies.

I acknowledge that I have two (2) business days from the date of approval, or until the window closes, whichever is shorter, in which to complete the trade I have requested. I also acknowledge that I will notify Jennifer Graff by email as soon as I have given my broker any exercise instructions.

Date	Signature

MANAGEMENT APPROVAL:

Date: _________________

Exhibit C- 1

EXHIBIT B

SEXUAL HARASSMENT POLICIES

See attached.

HARASSMENT, DISCRIMINATION AND RETALIATION PREVENTION POLICY

Acacia Research Corporation (the “Company”) is committed to providing a workplace free of sexual harassment and discrimination (which includes harassment or discrimination based on pregnancy, childbirth, breastfeeding and related medical conditions) as well as unlawful harassment and discrimination based on such factors as race, color, religious creed (including religious dress and grooming practices), creed, family status, national origin (including language use restrictions), ancestry, age for individuals over forty years of age, physical disability (including HIV/AIDS), mental disability, medical condition (including cancer), genetic information, genetic condition, genetic characteristics, actual or perceived marital status, registered domestic partner status, sexual orientation, gender, gender identity, gender expression, alienage or citizenship status, domestic violence victim status, consumer credit history, caregiver status, unemployment status, arrest records and conviction status under certain circumstances to the extent required by applicable law, sexual and reproductive health decisions, military and veteran status, denial or use of family and medical care leave, and any other factor made unlawful by federal, state, or local law. Discrimination and harassment are also prohibited on the basis of a perception that a person has any of the above characteristics, or that the person is associated with a person who has, or is perceived to have, any of the above characteristics. The Company strongly disapproves of and will not tolerate any form or unlawful harassment or discrimination, including against employees or applicants by managers, supervisors, or co-workers, as well as by third parties in the workplace or with whom the employee comes into contact in connection with their employment.

This policy applies to all Company employees, paid or unpaid interns, volunteers, and any other persons providing services to the Company pursuant to a contract. The Company also maintains a separate policy prohibiting sexual harassment, entitled “Sexual Harassment Prevention Policy, New York Employees,” that supplements this policy and that applies only to all employees, paid or unpaid interns, volunteers, contractors and any other persons providing services to or conducting business with the Company in New York. To the extent there is any conflict between this policy and the Company’s Sexual Harassment Policy, New York Employees, the Sexual Harassment Policy, New York Employees will control over this policy as to those individuals subject to that policy.

Harassment includes verbal, physical, and visual conduct, as well as communication through electronic media of any type, that creates an intimidating, offensive or hostile working environment or interferes with work performance. Such conduct constitutes harassment when (1) submission to the conduct is made either an explicit or implicit condition of employment; (2) submission to or rejection of the conduct is used as the basis for an employment decision; or (3) the harassment interferes with an employee’s work performance or creates an intimidating, hostile or offensive work environment. Harassing conduct can take many forms and includes, but is not limited to, slurs, jokes, statements, gestures, pictures, or cartoons regarding an employee’s sex, race, color, national origin, religion, age, physical disability, medical condition, ancestry, marital status, sexual orientation, gender, gender identity, veteran status, or other protected status.

Sexually harassing conduct in particular includes all of these prohibited actions as well as other unwelcome conduct such as requests for sexual favors, unwelcome sexual advances, verbal conduct of a sexual nature (like name calling, suggestive comments, or lewd talk) or physical conduct (including assault, unwanted touching, intentionally blocking normal movement or interfering with work because of sex or any other protected basis). An employee who unlawfully harasses a co-worker may be personally liable for the harassment.

1

If you believe you or a co-worker has been subjected to any form of unlawful discrimination or harassment, including sexual harassment, you should immediately contact your supervisor or report the issue directly to the Director of Human Resources, either orally or in writing. A manager or supervisor who learns of any misconduct which may be in violation of this policy or learns of an employee’s complaint or concern about a possible violation of this policy must immediately report the issue to the Company’s Director of Human Resources.

Upon receipt of any complaint, the Company will immediately undertake a prompt, impartial, and thorough investigation conducted by qualified personnel, preserving confidentiality to the extent possible. All complaints under this policy will receive a timely response, documentation and tracking of progress, and timely closure. The investigation will provide all parties appropriate due process and reach reasonable conclusions based on the evidence collected, as well as determine appropriate options for remedial action to resolve the situation. If at the end of the investigation misconduct is found, the Company will take appropriate remedial measures. If you have a complaint being investigated under this policy, you can find out about the progress of the investigation by contacting the Director of Human Resources.

Retaliation against Company employees or any other person for the good faith reporting of possible acts or incidents of discrimination or harassment, as well as for participating in any workplace investigation, will not be tolerated. If you believe you or a co-worker has been subjected to any form of unlawful retaliation, you should immediately contact your supervisor or the Director of Human Resources, either orally or in writing. Upon receipt of a retaliation complaint, the Company will undertake an investigation consistent with the provisions of this policy. Company employees shown to have engaged in such retaliation will be disciplined, up to and including discharge.

Sexual harassment and retaliation for opposing sexual harassment or participating in investigations of sexual harassment are illegal. In addition to notifying the Company about discrimination, harassment or retaliation complaints, affected employees may also direct their complaints to the federal, state and/or local agencies with responsibility for enforcing laws related to harassment, discrimination or retaliation, such as the California Department of Fair Employment and Housing (DFEH), New York State Division of Human Rights, or any of the local offices of the U.S. Equal Employment Opportunity Commission (EEOC).

The U.S. Equal Employment Opportunity Commission, California Department of Fair Employment and Housing, New York State Division of Human Rights and other agencies are authorized to accept and investigate complaints of employment discrimination, harassment and/or retaliation, and to mediate settlements. Certain agencies, such as the California Fair Employment and Housing Commission (FEHC), have authority to issue accusations against employers, conduct formal hearings, and award reinstatement, back pay, damages, and other affirmative relief. State and federal law also prohibit retaliation against employees because they have filed a complaint with the EEOC, New York State Division of Human Rights, DFEH or other state agencies, participated in an investigation, proceeding, or hearing with such agencies, or opposed any practice made unlawful by applicable state or federal law.

2

The deadline for filing complaints with the DFEH or New York State Division of Human Rights is one (1) year from the date of the alleged unlawful conduct. You can contact the nearest DFEH office or the FEHC at the locations listed in the Company’s DFEH poster or by checking the state government listings online or in the local telephone directory. The New York State Division of Human Rights main office contact information is: NYS Division of Human Rights, One Fordman Plaza, Fourth Floor, Bronx, New York 10458, (718) 741-8400, www.dhr.ny.gov.

Additional information regarding governmental agencies responsible for accepting complaints and addressing issues related to harassment, discrimination or retaliation for Company employees in New York is included in the Company’s Sexual Harassment Prevention Policy, New York Employees.

3

Sexual Harassment Prevention Policy, New York Employees

Acacia Research Corporation (the “Company”) is committed to maintaining a workplace free from sexual harassment. Sexual harassment is a form of workplace discrimination. All employees are required to work in a manner that prevents sexual harassment in the workplace. This Policy is one component of the Company’s commitment to a discrimination-free work environment.

Sexual harassment is against the law1 and all employees have a legal right to a workplace free from sexual harassment and employees are urged to report sexual harassment by filing a complaint internally with the Company. Employees can also file a complaint with a government agency or in court under federal, state or local antidiscrimination laws.

Policy:

1.	This policy applies to all employees in New York, applicants for employment in New York, interns in New York, whether paid or unpaid, contractors in New York and persons conducting business, regardless of immigration status, with the Company in New York. In the remainder of this document, the term “employees” refers to this collective group. The Company also maintains a separate general harassment policy, entitled “Harassment, Discrimination and Retaliation Prevention Policy,” prohibiting all forms of harassment and discrimination based on any characteristic protected by applicable federal, state or local law, and which applies to all employees of the Company. This Policy is designed to supplement the Company’s Harassment, Discrimination and Retaliation Prevention Policy as to the Company’s prohibition on sexual harassment for those individuals subject to this policy only. To the extent there is any conflict between this policy and the Company’s Harassment, Discrimination and Retaliation Prevention Policy, this policy will control over the Company’s Harassment, Discrimination and Retaliation Prevention Policy as to those individuals subject to this policy.

2.	Sexual harassment will not be tolerated. Any employee or individual covered by this policy who engages in sexual harassment or retaliation will be subject to remedial and/or disciplinary action (e.g., counseling, suspension, termination).

3.	Retaliation Prohibition: No person covered by this Policy shall be subject to adverse action because they report an incident of sexual harassment, provides information, or otherwise assists in any investigation of a sexual harassment complaint. The Company will not tolerate such retaliation against anyone who, in good faith, reports or provides information about suspected sexual harassment. Any employee of the Company who retaliates against anyone involved in a sexual harassment investigation will be subjected to disciplinary action, up to and including termination. All employees, paid or unpaid interns, or non- employees[2] working in the workplace who believe they have been subject to such retaliation should inform a supervisor, manager, or the Company’s Director of Human Resources. All employees, paid or unpaid interns or non-employees who believe they have been a target of such retaliation may also seek relief in other available forums, as explained below in the section on Legal Protections.

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1 While this policy specifically addresses sexual harassment, harassment because of and discrimination against persons of all protected classes is prohibited. In New York State, such classes include age, race, creed, color, national origin, sexual orientation, military status, sex, disability, marital status, domestic violence victim status, gender identity and criminal history. See the Company’s Harassment, Discrimination and Retaliation Prevention Policy or contact the Human Resources for more information.

2 A non-employee is someone who is (or is employed by) a contractor, subcontractor, vendor, consultant, or anyone providing services in the workplace. Protected non-employees include persons commonly referred to as independent contractors, “gig” workers and temporary workers. Also included are persons providing equipment repair, cleaning services or any other services provided pursuant to a contract with the employer.

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4.	Sexual harassment is offensive, is a violation of our policies, is unlawful, and may subject the Company to liability for harm to targets of sexual harassment. Harassers may also be individually subject to liability. Employees of every level who engage in sexual harassment, including managers and supervisors who engage in sexual harassment or who allow such behavior to continue, will be penalized for such misconduct.

5.	The Company will conduct a prompt and thorough investigation that ensures due process for all parties, whenever management receives a complaint about sexual harassment, or otherwise knows of possible sexual harassment occurring. The Company will keep the investigation confidential to the extent possible. Effective corrective action will be taken whenever sexual harassment is found to have occurred. All employees, including managers and supervisors, are required to cooperate with any internal investigation of sexual harassment.

6.	All employees are encouraged to report any harassment or behaviors that violate this policy. The Company will provide all employees a complaint form for employees to report harassment and file complaints.

7.	Managers and supervisors are required to report any complaint that they receive, or any harassment that they observe or become aware of, to the Director of Human Resources.

8.	This policy applies to all employees, paid or unpaid interns, and non-employees in New York and all must follow and uphold this policy. This policy must be provided to all New York employees and should be posted prominently in all work locations to the extent practicable (for example, in a main office, not an offsite work location) and be provided to New York employees upon hiring.

What Is “Sexual Harassment”?

Sexual harassment is a form of sex discrimination and is unlawful under federal, state, and (where applicable) local law. Sexual harassment includes harassment on the basis of sex, sexual orientation, self-identified or perceived sex, gender expression, gender identity and the status of being transgender.

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Sexual harassment includes unwelcome conduct which is either of a sexual nature, or which is directed at an individual because of that individual’s sex when:

•	Such conduct has the purpose or effect of unreasonably interfering with an individual’s work performance or creating an intimidating, hostile or offensive work environment, even if the reporting individual is not the intended target of the sexual harassment;

•	Such conduct is made either explicitly or implicitly a term or condition of employment; or

•	Submission to or rejection of such conduct is used as the basis for employment decisions affecting an individual’s employment.

A sexually harassing hostile work environment includes, but is not limited to, words, signs, jokes, pranks, intimidation or physical violence which are of a sexual nature, or which are directed at an individual because of that individual’s sex. Sexual harassment also consists of any unwanted verbal or physical advances, sexually explicit derogatory statements or sexually discriminatory remarks made by someone which are offensive or objectionable to the recipient, which cause the recipient discomfort or humiliation, which interfere with the recipient’s job performance.

Sexual harassment also occurs when a person in authority tries to trade job benefits for sexual favors. This can include hiring, promotion, continued employment or any other terms, conditions or privileges of employment. This is also called “quid pro quo” harassment.

Any employee who feels harassed should complain so that any violation of this policy can be corrected promptly. Any harassing conduct, even a single incident, can be addressed under this policy.

Examples of sexual harassment

The following describes some of the types of acts that may be unlawful sexual harassment and that are strictly prohibited:

•	Physical acts of a sexual nature, such as:
o	Touching, pinching, patting, kissing, hugging, grabbing, brushing against another employee’s body or poking another employee’s body;

o	Rape, sexual battery, molestation or attempts to commit these assaults.

•	Unwanted sexual advances or propositions, such as:
o	Requests for sexual favors accompanied by implied or overt threats concerning the target’s job performance evaluation, a promotion or other job benefits ordetriments;
o	Subtle or obvious pressure for unwelcome sexual activities.

•	Sexually oriented gestures, noises, remarks or jokes, or comments about a person’s sexuality or sexual experience, which create a hostile work environment.

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•	Sex stereotyping occurs when conduct or personality traits are considered inappropriate simply because they may not conform to other people's ideas or perceptions about how individuals of a particular sex should act or look.

•	Sexual or discriminatory displays or publications anywhere in the workplace, such as:
o	Displaying pictures, posters, calendars, graffiti, objects, promotional material, reading materials or other materials that are sexually demeaning or pornographic. This includes such sexual displays on workplace computers or cell phones and sharing such displays while in the workplace.

•	Hostile actions taken against an individual because of that individual’s sex, sexual orientation, gender identity and the status of being transgender, such as:
o	Interfering with, destroying or damaging a person’s workstation, tools or equipment,or otherwise interfering with the individual’s ability to perform the job;
o	Sabotaging an individual’s work;
o	Bullying, yelling, name-calling.

Who can be a target of sexual harassment?

Sexual harassment can occur between any individuals, regardless of their sex or gender. New York Law protects employees, paid or unpaid interns, and non-employees, including independent contractors, and those employed by companies contracting to provide services in the workplace.

Harassers can be a superior, a subordinate, a coworker or anyone in the workplace including an independent contractor, contract worker, vendor, client, customer or visitor.

Where can sexual harassment occur?

Unlawful sexual harassment is not limited to the physical workplace itself. It can occur while employees are traveling for business or at employer sponsored events or parties. Calls, texts, emails, and social media usage by employees can constitute unlawful workplace harassment, even if they occur away from the workplace premises, on personal devices or during non-work hours.

Retaliation

Unlawful retaliation can be any action that could discourage a worker from coming forward to make or support a sexual harassment claim. Adverse action need not be job-related or occur in the workplace to constitute unlawful retaliation (e.g., threats of physical violence outside of work hours).

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Such retaliation is unlawful under federal, state, and (where applicable) local law. The New York State Human Rights Law protects any individual who has engaged in “protected activity.” Protected activity occurs when a person has:

•	made a complaint of sexual harassment, either internally or with any anti-discrimination agency;

•	testified or assisted in a proceeding involving sexual harassment under the Human Rights Law or other anti-discrimination law;

•	opposed sexual harassment by making a verbal or informal complaint to management, or by simply informing a supervisor or manager of harassment;

•	reported that another employee has been sexually harassed; or

•	encouraged a fellow employee to report harassment.

Even if the alleged harassment does not turn out to rise to the level of a violation of law, the individual is protected from retaliation if the person had a good faith belief that the practices were unlawful. However, the retaliation provision is not intended to protect persons making intentionally false charges of harassment.

Reporting Sexual Harassment

Preventing sexual harassment is everyone’s responsibility. The Company cannot prevent or remedy sexual harassment unless it knows about it. Any employee, paid or unpaid intern or non- employee who has been subjected to behavior that may constitute sexual harassment is encouraged to report such behavior to a supervisor, manager or the Director of Human Resources. Anyone who witnesses or becomes aware of potential instances of sexual harassment should report such behavior to a supervisor, manager or the Director of Human Resources.

Reports of sexual harassment may be made verbally or in writing. A form for submission of a written complaint is attached to this Policy, and all employees are encouraged to use this complaint form. Employees who are reporting sexual harassment on behalf of other employees should use the complaint form and note that it is on another employee’s behalf.

Employees, paid or unpaid interns or non-employees who believe they have been a target of sexual harassment may also seek assistance in other available forums, as explained below in the section on Legal Protections.

Supervisory Responsibilities

All supervisors and managers who receive a complaint or information about suspected sexual harassment, observe what may be sexually harassing behavior or for any reason suspect that sexual harassment is occurring, are required to report such suspected sexual harassment to the Director of Human Resources.

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In addition to being subject to discipline if they engaged in sexually harassing conduct themselves, supervisors and managers will be subject to discipline for failing to report suspected sexual harassment or otherwise knowingly allowing sexual harassment to continue.

Supervisors and managers will also be subject to discipline for engaging in any retaliation.

Complaint and Investigation of Sexual Harassment

All complaints or information about sexual harassment will be investigated, whether that information was reported in verbal or written form. Investigations will be conducted in a timely manner, and will be confidential to the extent possible.

An investigation of any complaint, information or knowledge of suspected sexual harassment will be prompt and thorough, commenced immediately and completed as soon as possible. The investigation will be kept confidential to the extent possible. All persons involved, including complainants, witnesses and alleged harassers will be accorded due process, as outlined below, to protect their rights to a fair and impartial investigation.

Any employee may be required to cooperate as needed in an investigation of suspected sexual harassment. The Company will not tolerate retaliation against employees who file complaints, support another’s complaint or participate in an investigation regarding a violation of this policy.

While the process may vary from case to case, investigations should be done in accordance with the following steps:

•	Upon receipt of a complaint, the Director of Human Resources or their designee will conduct an immediate review of the allegations, and take any interim actions (e.g., instructing the respondent to refrain from communications with the complainant), as appropriate. If the complaint is verbal, the Director of Human Resources will encourage the individual to complete the “Complaint Form” in writing. If he or she refuses, the Director of Human Resources will prepare a Complaint Form based on the verbal reporting.

•	If documents, emails or phone records are relevant to the investigation, take steps to obtain and preserve them.

•	Request and review all relevant documents, including all electronic communications.

•	Interview all parties involved, including any relevant witnesses.

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•	Create a written documentation of the investigation (such as a letter, memo or email), which contains the following:
o	A list of all documents reviewed, along with a detailed summary of relevant documents;
o	A list of names of those interviewed, along with a detailed summary of their statements;
o	A timeline of events;
o	A summary of prior relevant incidents, reported or unreported; and
o	The basis for the decision and final resolution of the complaint, together with any corrective action(s).

•	Keep the written documentation and associated documents in a secure and confidential location.

•	Promptly notify the individual who reported and the individual(s) about whom the complaint was made of the final determination and implement any corrective actions identified in the written document.

•	Inform the individual who reported of the right to file a complaint or charge externally as outlined in the next section.

Legal Protections And External Remedies

Sexual harassment is not only prohibited by the Company, but is also prohibited by state, federal, and, where applicable, local law.

Aside from the internal process at the Company, employees may also choose to pursue legal remedies with the following governmental entities. While a private attorney is not required to file a complaint with a governmental agency, you may seek the legal advice of an attorney.

In addition to those outlined below, employees in certain industries may have additional legal protections.

New York State Human Rights Law (HRL)

The Human Rights Law (HRL), codified as N.Y. Executive Law, art. 15, § 290 et seq., applies to all employers in New York State with regard to sexual harassment, and protects employees, paid or unpaid interns and non-employees, regardless of immigration status. A complaint alleging violation of the Human Rights Law may be filed either with the Division of Human Rights (DHR) or in New York State Supreme Court.

Complaints with DHR may be filed any time within one year of the harassment. If an individual did not file at DHR, they can sue directly in state court under the HRL, within three years of the alleged sexual harassment. An individual may not file with DHR if they have already filed a HRL complaint in state court.

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Complaining internally to the Company, including the Director of Human Resources, does not extend your time to file with DHR or in court. The one year or three years is counted from date of the most recent incident of harassment.

You do not need an attorney to file a complaint with DHR, and there is no cost to file with DHR.

DHR will investigate your complaint and determine whether there is probable cause to believe that sexual harassment has occurred. Probable cause cases are forwarded to a public hearing before an administrative law judge. If sexual harassment is found after a hearing, DHR has the power to award relief, which varies but may include requiring your employer to take action to stop the harassment, or redress the damage caused, including paying of monetary damages, attorney’s fees and civil fines.

DHR’s main office contact information is: NYS Division of Human Rights, One Fordham Plaza, Fourth Floor, Bronx, New York 10458. You may call (718) 741-8400 or visit: www.dhr.ny.gov.

Contact DHR at (888) 392-3644 or visit dhr.ny.gov/complaint for more information about filing a complaint. The website has a complaint form that can be downloaded, filled out, notarized and mailed to DHR. The website also contains contact information for DHR’s regional offices across New York State.

Civil Rights Act of 1964

The United States Equal Employment Opportunity Commission (EEOC) enforces federal anti- discrimination laws, including Title VII of the 1964 federal Civil Rights Act (codified as 42 U.S.C. § 2000e et seq.). An individual can file a complaint with the EEOC anytime within 300 days from the harassment. There is no cost to file a complaint with the EEOC. The EEOC will investigate the complaint, and determine whether there is reasonable cause to believe that discrimination has occurred, at which point the EEOC will issue a Right to Sue letter permitting the individual to file a complaint in federal court.

The EEOC does not hold hearings or award relief, but may take other action including pursuing cases in federal court on behalf of complaining parties. Federal courts may award remedies if discrimination is found to have occurred. In general, private employers must have at least 15 employees to come within the jurisdiction of the EEOC.

An employee alleging discrimination at work can file a “Charge of Discrimination.” The EEOC has district, area, and field offices where complaints can be filed. Contact the EEOC by calling 1-800- 669- 4000 (TTY: 1-800-669-6820), visiting their website at www.eeoc.gov or via email at info@eeoc.gov.

If an individual filed an administrative complaint with DHR, DHR will file the complaint with the EEOC to preserve the right to proceed in federal court.

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Local Protections

Many localities, including New York City, enforce laws protecting individuals from sexual harassment and discrimination. An individual should contact the county, city or town in which they live to find out if such a law exists. For example, employees who work in New York City may file complaints of sexual harassment with the New York City Commission on Human Rights. Contact their main office at Law Enforcement Bureau of the NYC Commission on Human Rights, 40 Rector Street, 10th Floor, New York, New York; call 311 or (212) 306-7450; or visit www.nyc.gov/html/cchr/html/home/home.shtml.

Contact the Local Police Department

If the harassment involves unwanted physical touching, coerced physical confinement or coerced sex acts, the conduct may constitute a crime. Contact the local police department.

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EMPLOYEE ACKNOWLEDGEMENT OF RECEIPT OF

SEXUAL HARASSMENT PREVENTION POLICY, NEW YORK EMPLOYEES

AND

HARASSMENT DISCRIMINATION AND RETALIATION PREVENTION POLICY

I understand that Acacia Research Group LLC is an equal opportunity employer, and that it strictly prohibits discrimination and harassment, as well as any conduct that could be construed as discrimination or harassment, on the basis of race, color, religion, sex, pregnancy, sexual orientation, national origin, ancestry, age, disability, medical condition, family care status, veteran status and marital status, as those terms are defined by law.

I acknowledge that I have received an read a copy of the attached Sexual Harassment Prevention Policy, New York Employees and Harassment, Discrimination and Retaliation Prevention Policy, and I agree to abide by its terms at all times during my employment relationship with the Company.

Employee Signature

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